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                                   Exhibit 5.1



                             DENNIS M. STERN, ESQ.
                                GENERAL COUNSEL
                         HOLMES PROTECTION GROUP, INC.
                                440 NINTH AVENUE
                            NEW YORK, NEW YORK 10001

                                                                 August 15, 1997



Holmes Protection Group, Inc.
440 Ninth Avenue
New York, New York  10001

          Re:      Registration Statement on Form S-3
                   ----------------------------------

Ladies and Gentlemen:

          You have requested our opinion, as counsel for Holmes Protection Group, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Stockholders") from time to time of up to 4,442,975 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). Of such Shares, 1,055,413 shares are issuable (the "Warrant Shares") upon the exercise of certain warrants (the "Warrants") and 24,562 shares (the "Note Shares") are issuable upon the exercise of certain convertible promissory notes (the "Notes").

          We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Stockholders pursuant to the Registration Statement are actually sold. It is our opinion that (i) the Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; (ii) the Note Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable; and (iii) the Shares (other than the Warrant Shares and the Note Shares) have been duly authorized and validly issued and are fully-paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,


                                                     Dennis M. Stern